EXHIBIT 16

May 16, 2006

Securities and Exchange Commission
PCAOB Letter File
100 F Street, N.E.
Washington, DC  20549-7561

Gentlemen:

We have read the statements made by Gaming & Entertainment Group, Inc. (copy attached), which we understand was filed with the Commission, pursuant to Items
4.01 of Form 8-K, as part of the Corporation's Form 8-K report for the month of May 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ J.H. COHN LLP